                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              ASCENT ENTERTAINMENT GROUP, INC.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Filing fee: $0 - No filing fee required
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
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     (4) Date Filed:
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
                        ASCENT ENTERTAINMENT GROUP, INC.
                   ONE TABOR CENTER, 1200 SEVENTEENTH STREET
                             DENVER, COLORADO 80202

                                                                   April 3, 1998

Dear Stockholder:

    The Annual Meeting of Stockholders of Ascent Entertainment Group, Inc. will be held at 9:30 a.m. on Monday, April 27, 1998, in the Colorado Ballroom at the Marriott City Center Hotel, 1701 California Street, Denver, Colorado. The matters on the meeting agenda are described on the following pages.

    If you are a stockholder of record, we urge that you send in your proxy promptly for the Annual Meeting whether or not you plan to attend. Giving your proxy will not affect your right to vote in person if you attend. If you wish to give a proxy to someone other than the persons named on the enclosed proxy form, you may cross out their names and insert the name of some other person who will be at the meeting. The signed proxy form then should be given to that person for his or her use at the meeting. If your shares are held in the name of a broker and you wish to attend the meeting, you should obtain a letter of identification from your broker and bring it to the meeting. In order to vote personally shares held in the name of your broker, you must obtain from the broker a proxy issued to you.

Sincerely,

/s/ Charlie Lyons

Charlie Lyons
CHAIRMAN OF THE BOARD,
PRESIDENT AND CHIEF
EXECUTIVE OFFICER

               YOUR PROXY IS IMPORTANT . . . PLEASE VOTE PROMPTLY

                        ASCENT ENTERTAINMENT GROUP, INC.
                   ONE TABOR CENTER, 1200 SEVENTEENTH STREET
                             DENVER, COLORADO 80202

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To the Stockholders of
ASCENT ENTERTAINMENT GROUP, INC.:

    The 1998 Annual Meeting of Stockholders of Ascent Entertainment Group, Inc. (the "Company") will be held in the Colorado Ballroom at the Marriott City Center Hotel in Denver, Colorado, on Monday, April 27, 1998, at 9:30 a.m., Mountain Daylight Time, for the following purposes:

    1.  election of 2 Class I directors;

    2. approval of the 1997 Non-employee Directors Stock Appreciation Rights Plan; and

    3. action on such other matters as may properly come before the meeting or any reconvened session thereof.

    The Board of Directors has fixed the close of business on March 20, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any reconvened session thereof.

    YOUR PROXY IS IMPORTANT. EVEN IF YOU HOLD ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE URGENTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE THAT IS PROVIDED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND THE GIVING OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

    This notice is given pursuant to direction of the Board of Directors.

                                          /s/ Arthur M. Aaron

                                          Arthur M. Aaron
                                          VICE PRESIDENT, BUSINESS AND LEGAL
                                          AFFAIRS
                                          AND SECRETARY

Denver, Colorado
April 3, 1998

                        ASCENT ENTERTAINMENT GROUP, INC.
                   ONE TABOR CENTER, 1200 SEVENTEENTH STREET
                             DENVER, COLORADO 80202
                           TELEPHONE: (303) 626-7000

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

    This Proxy Statement is provided by the Board of Directors of Ascent Entertainment Group, Inc. (the "Company" or "Ascent") in connection with its solicitation of proxies for the 1998 Annual Meeting of Stockholders. This Proxy Statement is first being mailed on or about April 3, 1998.

    Stockholders of record of the Company's Common Stock at the close of business on March 20, 1998, are entitled to vote at the meeting in person or by proxy. Each share is entitled to one vote. If a proxy in the accompanying form is properly executed and returned, the shares represented by the proxy will be voted as the stockholder specifies. A stockholder may revoke a proxy at any time before it is exercised by submitting a written revocation, submitting a later-dated proxy, or voting in person at the meeting.

    Abstentions and broker non-votes will not be counted for purposes of determining whether any given proposal has been approved by the stockholders. Accordingly, abstentions and broker non-votes will not affect the votes on any of the proposals, all of which require for approval the affirmative vote of a majority of the shares represented and entitled to vote at the meeting.

                           OWNERSHIP OF COMMON STOCK

    As of March 20, 1998, the record date, 29,755,600 shares of Common Stock were outstanding. To the knowledge of the Company, based upon Schedules 13G or 13D filed with the Securities and Exchange Commission (the "SEC" or "Commission"), the following persons were the only beneficial owners of more than five percent of the Company's Common Stock as of December 31, 1997:

        NAME AND ADDRESS OF                    AMOUNT AND NATURE OF              PERCENT
         BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP              OF CLASS
-----------------------------------  -----------------------------------------  ----------

The Capital Group
Companies, Inc.(1)                   Total Shares: 3,934,100
333 South Hope St.                   Sole Voting Power: 1,894,120
Los Angeles, CA 90071                Sole Dispositive Power: 3,934,100               13.2%

Gabelli Funds, Inc.(2)               Total Shares: 2,971,614
One Corporate Center                 Sole Voting Power: 1,077,886
Rye, New York 10580                  Sole Dispositive Power: 1,077,886                9.9%

Harris Associates LP(3)
Two N. LaSalle St.                   Total Shares: 2,040,000
Suite 500                            Shared Voting Power: 2,040,000
Chicago, IL 60602-3790               Shared Dispositive Power: 2,040,000              6.7%

        NAME AND ADDRESS OF                    AMOUNT AND NATURE OF              PERCENT
         BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP              OF CLASS
-----------------------------------  -----------------------------------------  ----------
West Highland,
Capital Inc.(4)                      Total Shares: 1,530,000
300 Drakes Landing Rd.               Shared Voting Power: 1,530,000
Greenbrae, CA 94904                  Shared Dispositive Power: 1,530,000              5.1%

------------------------

(1) Based on information contained in Schedule 13G filed with the Commission on February 10, 1998. The Capital Group Companies, Inc. ("CGC"), is the parent holding company of (a) Capital Research and Management Company, the beneficial owner of 1,930,000 shares (6.5%) of Common Stock (sole voting power: none; sole dispositive power: 1,930,000 shares; and shared voting or dispositive power: none) as a result of acting as investment adviser to various investment companies, including SMALLCAP World Fund, Inc., (b) Capital Guardian Trust Company, a bank, the beneficial owner of 2,003,530 shares (6.7%) of Common Stock (sole voting power: 1,893,550 shares; sole dispositive power: 2,003,530 shares; and shared voting or dispositive power:
    none) as a result of its serving as the investment manager of various institutional accounts and (c) other subsidiaries none of which by itself owns 5% or more of Common Stock. CGC does not claim sole investment or voting power over any of the securities reported above; however, CGC may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act").

(2) Based on information contained in Amendment No. 2 to Schedule 13D filed with the Commission on February 13, 1998. The aggregate number and percentage of Common Stock which Gabelli Funds, Inc. and its subsidiaries beneficially owns is 2,971,614 shares (9.99%) of Common Stock, as follows: (a) Gabelli Funds, Inc., as agent, 1,077,886 shares (3.63%) of Common Stock (sole voting power: 1,077,866 shares; sole dispositive power: 1,077,866 shares; and shared voting or dispositive power: none); (b) GAMCO Investors, Inc., as agent, 1,883,684 shares (6.33%) of Common Stock (sole voting power:
    1,858,808 shares; sole dispositive power: 1,883,684 shares; and shared voting and dispositive power: none); (c) Gemini Capital Management Limited, 10,000 shares (0.03%) of Common Stock (sole voting power: 10,000 shares; sole dispositive power: 10,000 shares; and shared voting and dispositive power: none); and (d) Gabelli & Company, Inc. 44 shares (0.00%) of Common Stock (sole voting power: 44 shares; sole dispositive power: 44 shares; and shared voting and dispositive power: none).

(3) Based on information contained in Schedule 13G filed with the Commission on January 28, 1998. Harris Associates L.P. and Harris Associates Investment Trust share voting power and dispositive power over 2,040,000 shares of Common Stock.

(4) Based on information contained in Schedule 13D filed with the Commission on December 24, 1997. West Highland Capital, Inc. and West Highland International share voting and dispositive power over 1,530,000 shares of Common Stock.

                         ITEM 1. ELECTION OF DIRECTORS

BOARD OF DIRECTORS

    The Company's Board of Directors consists of six directors divided into three classes, of which one class is elected annually by the stockholders for terms of three years or until their successors have been elected and qualified. In accordance with the Delaware General Corporation Law, directors are removable by a majority vote of the Company's stockholders only for cause. The Board met eight times in 1997, the Compensation Committee of the Board met five times in 1997 and the Audit Committee of the Board met five times in 1997. Each director attended seventy-five percent or more of the meetings of the Board held while each was a director during 1997 and of the meetings of Committees of which he was a member during 1997. Mr. C. J. Silas resigned from the Board effective April 29, 1997, and Messrs. Edwin Colodny, Alan Korobov, Allen Flower and Robert Schwartz resigned from the Board effective June 27, 1997.

VOTING FOR DIRECTORS

    At the meeting, two Class I directors will be elected to serve until the 2001 Annual Meeting of Stockholders and, in each case, until their successors are elected and qualified. Each stockholder may vote the number of shares held by such stockholder for each of the two nominees. The Board of Directors has authorized the management to solicit proxies in favor of the election of the two nominees. Each of the nominees currently serves in the class to which he is nominated. Biographical information for each of the nominees and the other directors is set forth below.

    Shares represented by proxies in the accompanying form will be voted for the stated nominees unless the proxy is otherwise marked. If any of these nominees becomes unavailable for election, which is not currently anticipated, shares represented by proxies in the accompanying form will be voted for a substitute nominee designated by the Board of Directors.

                   NOMINEES FOR ELECTION AS CLASS I DIRECTORS
                  Term Continues until the 2001 Annual Meeting

    CHARLES LYONS, 43, has been Chairman of the Board of Ascent since June 1997, and President, Chief Executive Officer and a director of Ascent since October 1995. Prior to that he was President and a director of Ascent's predecessors since February 1992. Mr. Lyons is Chairman of the Board of On Command Corporation ("OCC" or "On Command").

    PETER BARTON, 46, has been President of Barton & Associates since April 1997. Prior thereto, Mr. Barton was President, Chief Executive Officer and a director of Liberty Media Corporation from 1990 to April 1997. Mr. Barton is a director of First Albany Corporation and Ticketmaster Group, Inc.

    THE BOARD RECOMMENDS A VOTE FOR ITS NOMINEES FOR CLASS I DIRECTORS.

    The following members of the Board of Directors are not being elected at this meeting, but will continue to serve their terms.

                               CLASS II DIRECTORS
                  Term Continues until the 2000 Annual Meeting

    JAMES A. CRONIN, III, 43, has been Executive Vice President, Chief Operating Officer, Chief Financial Officer and a director of the Company since June 1997. Prior thereto he was Executive Vice President, Finance and Chief Operating Officer of the Company since June 1996. From July to October 1996 Mr. Cronin was Executive Vice President--Finance, acting Chief Financial Officer and acting Chief Operating Officer of OCC. Prior thereto, Mr. Cronin serviced as a financial and management consultant from 1992 through June 1996. Mr. Cronin is a director of OCC and Landair Services, Inc.

    CHARLES M. NEINAS, 65, has been President of Neinas Sports Services, Inc. since July 1997. Prior thereto, Mr. Neinas was Executive Director of the College Football Association from 1980 through June 1997. Mr. Neinas served as a member of the Board of Directors of the National Association of Collegiate Directors of Athletics from 1990 to 1993.

                              CLASS III DIRECTORS
                  Term Continues until the 1999 Annual Meeting

    PAUL GOULD, 52, has been Managing Director and Executive Vice President of Allen & Company, Incorporated, an investment banking firm, for over 10 years. Mr. Gould has been with Allen & Company for over 20 years and is a director of Tele-Communications, Inc., United Video Satellite Group, Choice Hotels International, Inc. and Tele-Communications International, Inc.

    CHARLES M. LILLIS, 55, has been President and Chief Executive Officer of MediaOne Group since April 1995, and prior to that time was President of US WEST Diversified Group from 1991 to 1994 and was Executive Vice President and Chief Planning Officer of US WEST, Inc. from 1987 to 1991. Mr. Lillis joined US WEST in 1985 as Vice President of Strategic Marketing. Mr. Lillis is a member of the boards of directors of SuperValu, Inc. and TeleWest Communications PLC.

                     OTHER INFORMATION CONCERNING DIRECTORS

COMMITTEES

    As of March 1998, the Board has two standing committees, described below.

    The Audit Committee consists of Messrs. Barton, Lillis (Chairman), and Neinas. The Audit Committee makes recommendations to the Board concerning the selection of independent public accountants; reviews with the independent accountants the scope of their audit; reviews the financial statements with the independent accountants; reviews with the independent accountants and the Company's management the Company's accounting and audit practices and procedures, its internal controls and its compliance with laws and regulations; and reviews the Company's policies regarding community and governmental relations, conflicts of interest, business conduct, ethics and other social, political and public matters, and the administration of such policies. In addition, the Audit Committee considers and makes recommendations to the Board with respect to the financial affairs of the Company, including matters relating to capital structure and requirements, financial performance, dividend policy, capital and expense budgets and significant capital commitments, and such other matters as may be referred to it by the Board, the Chairman of the Board or the Chief Executive Officer. The Audit Committee met five times in 1997.

    The Compensation Committee consists of Messrs. Gould, Neinas (Chairman), and Lillis. The Compensation Committee approves long-term compensation for senior executives; considers and makes recommendations to the Board with respect to: programs for human resources development and management organization and succession; salary and bonus for senior executives; and compensation matters and policies and employee benefit and incentive plans; and exercises authority granted to it to administer such plans. In addition, the Compensation Committee recommends to the Board qualified candidates for election as directors and as Chairman of the Board, and considers, acts upon or makes recommendations to the Board with respect to such other matters as may be referred to it by the Board, the Chairman of the Board or the Chief Executive Officer. The Compensation Committee will consider candidates for election as directors recommended by stockholders, if the recommendations are submitted in writing to the Secretary of the Company. The Compensation Committee met five times during 1997.

DIRECTORS COMPENSATION

    The Company does not pay its current directors any cash compensation. In June 1997, directors who were not employees of the Company or its subsidiaries were granted stock appreciation rights ("SARs") with respect to 100,000 shares of Ascent Common Stock pursuant to the 1997 Non-employee Directors Stock Appreciation Rights Plan, which is subject to approval at this meeting. These SARs will vest 25% on the first anniversary of grant, and 25% and 50%, respectively, on the second and third anniversaries. See "Approval of 1997 Non-employee Directors Stock Appreciation Rights Plan."

    Prior to May 1997, the Company granted Common Stock and options to its non-employee directors pursuant to the 1995 Non-Employee Directors Stock Plan. Pursuant to this plan, Mr. Neinas was granted options to purchase 12,000 shares of Ascent Common Stock at exercise prices ranging from $10.50 to $17.625, and Mr. Lillis was granted options to purchase 4,000 shares of Ascent Common Stock at an exercise price of $10.50. The 1995 Non-employee Directors Stock Plan was canceled on May 13, 1997.

    Executive compensation is described beginning on page 10.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Paul Gould, a director of the Company, is a Managing Director and Executive Vice President of Allen & Company Incorporated, an investment banking firm that has performed financial advisory services for the Company since 1995, including serving as the managing underwriter for the Company's initial public offering in 1995 and advising the Company with respect to the acquisition of SpectraVision in 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and officers and persons who own more than 10% of the common stock of the Company to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company with the SEC and Nasdaq Stock Market and to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, the Company believes that during 1997, its directors, officers and ten percent beneficial owners complied with all applicable reporting requirements, except that initial reports of ownership upon becoming a director were filed late by the Company, which had been delegated the responsibility for such filings, for Alan Korobov, a former director of the Company, and Paul Gould and Peter Barton, current directors of the Company. In the case of Messrs. Barton and Gould, the forms were sent to the Company by the directors in a timely fashion and were then first filed unsuccessfully by the Company via EDGAR and eventually filed twenty eight days late in writing.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Company's Common Stock and the Common Stock of On Command Corporation, as of March 31, 1998, by all directors and nominees, by each of the executive officers named in the Summary Compensation Table on page 10, and by all directors and executive officers as a group. Under the rules of the SEC, beneficial ownership includes any shares over which an individual has sole or shared voting power or investment power, and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right.

                                                                                                      ON COMMAND
                                                                                      ASCENT SHARES     SHARES*
                                                                                       AMOUNT AND     AMOUNT AND
                                                                                        NATURE OF      NATURE OF
                                                                                       BENEFICIAL     BENEFICIAL
NAME(1)                                                                               OWNERSHIP(2)   OWNERSHIP(3)
------------------------------------------------------------------------------------  -------------  -------------
Arthur M. Aaron.....................................................................        1,519              0
Peter Barton........................................................................            0              0
James A. Cronin, III................................................................            0              0
Paul Gould..........................................................................            0              0
Robert M. Kavner....................................................................       12,800        260,391
Charles M. Lillis...................................................................        1,400              0
Charles Lyons(4)....................................................................       19,551              0
Charles M. Neinas...................................................................       10,200              0
Ellen Robinson......................................................................            0              0
All directors and executive officers as a group (10 persons)........................       45,470        260,391

------------------------

* On Command is a subsidiary of the Company, based on the Company's beneficial ownership of approximately 57% of the currently issued and outstanding shares of On Command, including shares which may be purchased on the exercise of warrants.

(1) Unless otherwise indicated, each person has sole voting and investment power over the shares listed, and no director or executive officer beneficially owns more than 1.0% of the Common Stock of the Company or OCC.

(2) Each number in this column has been rounded down to the nearest whole share. Beneficial ownership of Ascent common stock includes 4,000 shares that may be acquired by Mr. Kavner, 5,000 shares that may be acquired by Mr. Neinas and 1,000 shares that may be acquired by Mr. Lillis, each within 60 days after March 31, 1998, through the exercise of stock options.

(3) Each number in this column has been rounded down to the nearest whole share. Beneficial ownership of OCC common stock includes 260,391 shares that may be acquired by Mr. Kavner within 60 days after March 31, 1998 through the exercise of stock options.

(4) Mr. Lyons' ownership of OCC common stock does not reflect ownership of the shares owned by Ascent, even though Mr. Lyons holds the proxy to vote those shares on behalf of Ascent.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is responsible for establishing and administering the Company's executive compensation philosophy. Through June 1997, the Compensation Committee was composed of four independent outside directors, two of whom were also directors of COMSAT Corporation ("COMSAT"). In June 1997, the COMSAT directors resigned from the Company's Board in connection with COMSAT's distribution of its shares of Ascent, Mr. Gould was elected to the Committee and Mr. Neinas became Chairman of the Committee. For a description of Mr. Gould's relationship to the Company, see "Compensation Committee Interlocks and Insider Participation" on page 5.

    Set forth below is the Committee's report on the 1997 compensation of the executive officers of the Company, including Mr. Lyons, the Chief Executive Officer, and the other executive officers of the Company whose compensation is discussed below under "Executive Compensation" (collectively, the "Named Executive Officers"). This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    HISTORICAL COMPENSATION PHILOSOPHY AND ACTIONS. The Company's compensation philosophy was historically significantly influenced by the compensation philosophy of COMSAT. Prior to the Company's initial public offering in December 1995, Mr. Lyons' employment agreement as President and Chief Executive Officer was approved by the COMSAT Compensation Committee and the Ascent Board of Directors, based in part on the advice of an outside consultant specializing in the entertainment and media industry. COMSAT retained an 80% interest in the Company and controlled the Company's Board of Directors through June 1997.

    In early 1997, COMSAT determined that it would divest its interest in Ascent by means of a tax-free pro rata distribution (the "Distribution") of its shares in Ascent to COMSAT's shareholders. In the course of seeking a ruling from the Internal Revenue Service (the "Service") that the Distribution would receive tax-free treatment, the Service informed COMSAT, among other things, that COMSAT would have to demonstrate that it controlled more than 80% of the outstanding common stock of Ascent. Because Ascent had employee stock options outstanding which, if exercised, would reduce COMSAT's ownership below 80%, the Service informed COMSAT that in order to receive a ruling, Ascent would have to cancel a sufficient number of employee stock options such that if all remaining options were to be exercised, then COMSAT would still own over 80% of Ascent's common stock. In light of the need to cancel the options, in May 1997 the Ascent Compensation Committee and Board agreed to offer all employee optionholders, including Mr. Lyons and the Named Executive Officers (other than Mr. Kavner who did not hold any Ascent employee stock options), the opportunity to have their options canceled in exchange for stock appreciation rights ("SARs") payable only in cash and exercisable at a price based on the five day average trading price of Ascent's common stock at the time of the Distribution. Substantially all of Ascent's employee optionholders agreed to the cancellation and exchange. In connection with the Distribution and the requirements imposed by the Service on additional equity issuances, the Company agreed that it would not issue equity of Ascent, or rights to acquire such equity, prior to June 28, 1998.

    As described above, immediately after the Distribution all of the COMSAT directors resigned from the Company's Board, Mr. Gould was elected to the Compensation Committee and Mr. Neinas became

Chairman of the Committee. At the same meeting, in view of the possibility that the Company could become the subject of a hostile takeover or other contest for control of the Company, the Compensation Committee amended the employment agreements of Messrs. Lyons and Cronin to extend such agreements through June 2002, and entered into an employment agreement with Mr. Aaron through June 2002. These agreements contain change-in-control provisions, as described below under "Executive Compensation-- Employment and Severance Arrangements," and obligations on the part of the Company to review the executive's total compensation payable pursuant to their agreements based on such factors and considerations as the Compensation Committee deemed reasonable and appropriate in its sole discretion, and to amend such agreements to reflect the results of such compensation review, which amendments would not be in the aggregate less favorable to the executive than currently provided in such agreements. As of the date of this Proxy Statement, the Committee has not completed this review.

    CURRENT COMPENSATION PHILOSOPHY AND GUIDING PRINCIPLES. The Compensation Committee has determined that the executive compensation philosophy of the Company should be guided by the following principles:

    - Attract and retain talented management;

    - Closely align management's interests and actions with those of stockholders through the establishment and/or enhancement of appropriate equity incentive programs;

    - Appropriately reward employees for enhancing stockholder value through improvement in financial performance;

    - Emphasize risk-based performance incentives as a key component of both annual and long term compensation; and

    - Recognize the concept that, as and when opportunities become available to the Company, executive officers individually, and as a group, should have a significant ownership stake in the Company.

    ANNUAL COMPENSATION. Each of the Named Executive Officers' annual compensation for 1997 consists of salary and annual bonus opportunities based on their respective employment agreements, as discussed above. Mr. Lyons salary for 1997 was $500,000, unchanged from 1996. In March 1998, the Committee reviewed Mr. Lyons' base salary as required by his employment agreement and, in light of both the failure to increase his base salary in 1997 and his achievements and contributions to the Company, the Committee recommended that his base salary be increased to $625,000 for 1998. The Board approved the Committee's recommendation. The Committee also recommended, and the Board approved, base salary increases for Messrs. Cronin and Aaron.

    The annual bonus opportunities for Mr. Lyons and the Named Executive Officers for 1997 were based on target award percentages of base salary as set forth in their respective employment agreements. For 1997, Mr. Lyons' target annual bonus was 70% of his base salary, payment of which was based on the achievement of two factors: (1) the achievement of a target level of earnings before interest, depreciation or amortization (EBITDA) as compared to planned performance with respect to EBITDA for the Company; and (2) Mr. Lyons individual performance as evaluated by the Committee and recommended to the Board of Directors. Ascent's EBITDA in 1997 exceeded its planned performance. In addition, it was the Committee's recommendation that Mr. Lyons' leadership in 1997 enabled Ascent to achieve strategic accomplishments which will contribute to the long-term success of the Company. On this basis, the Committee recommended a bonus award for 1997 for Mr. Lyons equal to 100% of target bonus, or

$350,000. The Board approved the Committee's recommendation. Bonuses for Messrs. Cronin and Aaron were based on the same financial measures as those applied to Mr. Lyons' bonus, as well as Mr. Lyons evaluation of each of their achievement of their objectives for the year. The Committee reviewed Mr. Lyons' bonus evaluations and recommended bonuses for Messrs. Cronin and Aaron equal to 100% of their target bonuses. Ms. Robinson was awarded an annual bonus after the conclusion of the June 30, 1997 fiscal year for the Company's sports teams based in part on the financial performance of the sports teams and based in part on Mr. Lyons evaluation of her achievement of her objectives for the year.

    The 1997 annual bonus for Mr. Kavner was recommended by the Compensation Committee of On Command Corporation, which includes Messrs. Lyons and Cronin, and an outside director of On Command Corporation, and approved by the On Command Corporation Board of Directors. Mr. Kavner's bonus was based on the achievement of a target level of EBITDA for OCC as compared to planned performance for OCC EBITDA, and the individual performance of Mr. Kavner. The EBITDA for OCC in 1997 met its planned performance. Based on his individual performance, the OCC Compensation Committee and Board awarded Mr. Kavner an annual bonus equal to 100% of his target bonus.

    LONG TERM COMPENSATION. As discussed above, all of the options to purchase shares of Ascent common stock previously held by Mr. Lyons and the Named Executive Officers (other than Mr. Kavner) were canceled in exchange for SARs in 1997. Also as mentioned above, in connection with the Distribution Ascent agreed that Ascent cannot issue any Ascent common stock, or rights to acquire Ascent common stock, until after June 28, 1998. On this basis, no new equity-based awards were made during 1997.

    In December 1997, Mr. Kavner offered to cancel 203,500 of his options to purchase shares of OCC common stock in order for such options to become available to be granted to other members of OCC management. That cancellation became effective in February 1998.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations relating thereto (collectively, "Section 162(m)") restricts publicly traded companies from claiming or receiving a tax deduction on compensation paid to certain executive officers in excess of $1 million, unless such compensation is performance based. The Company's policy with respect to the deductibility limit of Section 162(m) is generally to preserve the deductibility of compensation paid when it is appropriate and in the best interests of the Company and its stockholders, and the Compensation Committee will consider the implications of
Section 162(m) in its determinations. However, the Company reserves the right to authorize the payment of nondeductible compensation if it deems that is appropriate.

COMPENSATION COMMITTEE

Paul Gould
Charles M. Lillis
Charles M. Neinas, Chairman

                             EXECUTIVE COMPENSATION

    The following table shows the compensation received by the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for the three fiscal years ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM COMPENSATION
                                                          ANNUAL COMPENSATION                 ------------------------
                                            ------------------------------------------------  RESTRICTED   SECURITIES
                                                                               OTHER ANNUAL      STOCK     UNDERLYING
                                                                               COMPENSATION    AWARD(S)     OPTIONS/
NAME AND PRINCIPAL POSITION(1)                YEAR      SALARY($)   BONUS ($)     ($)(2)        ($)(3)     SARS (#)(4)
------------------------------------------  ---------  -----------  ---------  -------------  -----------  -----------
Charles Lyons.............................       1997  $ 500,000    $ 350,000    $  19,530           -0-     297,500*
  Chairman, President and Chief Executive        1996    500,000       75,000       62,399           -0-           0
  Officer                                        1995    335,961      150,000        1,886     $ 382,113     297,500**
                                                                                                              55,000+

James A. Cronin, III......................       1997    400,000      350,000          -0-           -0-     297,500*
  Executive Vice President, Chief                1996    230,769       50,000          -0-           -0-     297,500**
  Financial Officer and Chief Operating
  Officer

Robert M. Kavner..........................       1997    500,000      350,000      316,672           -0-         -0-
  President and Chief Executive Officer,         1996    173,034       60,000          -0-           -0-   1,041,562++
  OCC

Arthur M. Aaron...........................       1997    175,000       61,250          -0-           -0-     100,000*
  Vice President, Business and Legal             1996    162,690       20,000       38,462           -0-           0
  Affairs and Secretary                          1995    122,400       30,000        2,690        19,688     100,000**

Ellen Robinson............................       1997    234,614       30,000          -0-           -0-      50,000*
  President, Ascent Sports, Inc.                 1996    144,230          -0-          -0-           -0-      50,000**


                                              ALL OTHER
                                            COMPENSATION
NAME AND PRINCIPAL POSITION(1)                 ($)(5)
------------------------------------------  -------------
Charles Lyons.............................    $  70,649
  Chairman, President and Chief Executive       236,450
  Officer                                       303,275

James A. Cronin, III......................       13,177
  Executive Vice President, Chief                 8,417
  Financial Officer and Chief Operating
  Officer
Robert M. Kavner..........................      336,471
  President and Chief Executive Officer,            761
  OCC
Arthur M. Aaron...........................        8,992
  Vice President, Business and Legal             93,815
  Affairs and Secretary                          16,404
Ellen Robinson............................        8,346
  President, Ascent Sports, Inc.                 54,250

------------------------------

(1) Mr. Cronin and Ms. Robinson became executive officers of Ascent in June 1996, and Mr. Kavner became President and Chief Executive Officer of OCC in September 1996, served as a consultant to OCC from June to September of 1996 and served as a director of Ascent during 1996. In 1996, Mr. Kavner was paid $21,000 for consulting services rendered to OCC prior to his employment and received as a non-employee director of Ascent (i) $12,500 in director fees;
    (ii) a grant of 400 shares of Ascent Common Stock; and (iii) an option to purchase 4,000 shares of Ascent Common Stock. Each of Mr. Cronin, Mr. Kavner and Ms. Robinson's respective compensation for 1996 reflects amounts paid after their respective employment dates and Mr. Kavner's compensation as a director of Ascent is not included in the table.

(2) Other Annual Compensation shown for 1995, 1996 and 1997 does not include perquisites and other personal benefits because the aggregate amount of such compensation does not exceed the lesser of (i) $50,000 or (ii) 10 percent of individual combined salary and bonus for the Named Executive Officer in each year. Other Annual Compensation in 1997 for Messrs. Lyons and Kavner includes amounts reimbursed for the payment of taxes associated with relocation expenses and for Mr. Lyons in 1996 and for Mr. Aaron in 1995 and 1996 consists of amounts reimbursed in each case for the payment of taxes on moving expense reimbursements.

(3) Restricted stock awards reported for Messrs. Lyons and Aaron include COMSAT restricted stock awards ("RSAs"), COMSAT restricted stock units ("RSUs") and COMSAT phantom stock units ("PSUs"). Dividends are paid on RSAs granted in 1995. Dividend equivalents are paid on RSUs and PSUs. The number and value of the aggregate restricted stock holdings of each of Messrs. Lyons and Aaron as of December 31, 1997, are as follows:

                                                             NUMBER OF RSAS/   VALUE AS OF
                                                                RSUS/PSUS       12/31/97
                                                            -----------------  -----------
Mr. Lyons.................................................         52,696       $1,258,117
Mr. Aaron.................................................          1,240          29,605

(4) Stock appreciation rights (SARs) that were issued in exchange for Ascent employee stock options are marked with a (*) and the Ascent employee stock options which were canceled in connection with such SAR exchange are marked with a (**)(See "Option/ SAR Grants," Footnote 1 on page 11); options to purchase COMSAT Common Stock are marked with (+); and options to purchase On Command Common Stock are marked with a (++). In February 1998, Mr. Kavner offered and On Command accepted the forfeiture by Mr. Kavner of his right to purchase 203,500 shares of OCC common stock pursuant to Mr. Kavner's stock option award, thereby reducing Mr. Kavner's OCC stock options to 838,062 shares. (See "Employment and Severance Arrangements" below).

(5) All Other Compensation for 1997 includes the following elements: (i) unused credits under the Company's cafeteria plan that were paid in cash to the Named Executive Officers; (ii) contributions on behalf of the Named Executive Officers by the Company to the Company's 401(k) Plan, and in the case of Mr. Kavner, by OCC to OCV's 401(k) Plan; (iii) above-market interest accrued for Mr. Lyons under Ascent's Deferred Compensation Plan and the payment of a dividend on a COMSAT RSU for each of Messrs. Lyons and Aaron;
    (iv) life insurance premiums for Mr. Kavner for policies in excess of $50,000 face value; and (v) moving expense reimbursement for Mr. Kavner (including reimbursement for recovery of loss on sale of house for relocation).

                                                                             ABOVE-
                                               UNUSED       401(K) PLAN      MARKET        LIFE      MOVING EXPENSE
                                               CREDITS     CONTRIBUTION     PREMIUMS     INSURANCE    REIMBURSEMENT     TOTAL
                                             -----------  ---------------  -----------  -----------  ---------------  ---------
Mr. Lyons..................................   $  17,130      $   4,800      $  48,719    $     -0-      $     -0-     $  70,649
Mr. Aaron..................................       3,823          4,800            369          -0-            -0-         8,992
Mr. Cronin.................................      13,177            -0-            -0-          -0-            -0-        13,177
Mr. Kavner.................................         -0-          4,750            -0-        1,152        330,569       336,471
Ms. Robinson...............................       3,546          4,800            -0-          -0-            -0-         8,346

OPTION/SAR GRANTS

    The following table sets forth information on SARs granted to the Named Executive Officers in 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                 INDIVIDUAL GRANTS
                                      ------------------------------------------------------------------------
                                         NUMBER OF
                                         SECURITIES      % OF TOTAL SARS   EXERCISE                GRANT DATE
                                      UNDERLYING SARS    GRANTED TO EMPL     PRICE    EXPIRATION    PRESENT
NAME                                   GRANTED (#)(1)       IN FY(2)        ($/SH)       DATE       VALUE(3)
------------------------------------  ----------------  -----------------  ---------  ----------  ------------
Charles Lyons.......................        297,500               21%          $9.53   12/18/05   $  1,163,794
Arthur M. Aaron.....................        100,000                7%           9.53   12/18/05        391,191
James A. Cronin, III................        297,500               21%           9.53    6/3/06       1,226,961
Robert Kavner.......................            -0-             0.00%            n/a     n/a               n/a
Ellen Robinson......................         50,000              3.5%           9.53    6/3/06         182,239

------------------------------

(1) In order for COMSAT to receive a ruling from the Internal Revenue Service that the distribution to COMSAT shareholders of COMSAT's shares of Ascent Common Stock would be a tax-free transaction (the "Distribution"), COMSAT required Ascent to agree to cancel substantially all outstanding options issued pursuant to the Company's 1995 Key Employee Stock Plan. As consideration for the cancellation, effective June 27, 1997, Ascent employee optionholders were granted SARs payable only in cash at an exercise price equal to $9.53, which was the five day high and low trading average at the time of grant. The SARs were granted with the same vesting provisions and expiration dates as the options which were canceled. In the case of Messrs. Lyons and Aaron, their SARs vest as follows: 10% on June 27, 1997; an additional 15% on December 18, 1997; an additional 25% on December 18, 1998; an additional 25% on December 18, 1999; and the remaining 25% on December 18, 2000; Mr. Cronin's SARs vest as follows: 10% on June 27, 1997; an additional 15% on June 3, 1998; an additional 25% on June 3, 1999; an additional 25% on June 3, 2000; and the remaining 25% on June 3, 2001; and Ms. Robinson's SARs vest as follows: 25% on June 27, 1997; an additional 25% on June 3, 1998 and the remaining 50% on June 3, 1999.

(2) The total number of SARs granted to Ascent employees in 1997 was 1,425,750.

(3) Ascent used the Black-Scholes option pricing model to determine grant date present values using the following assumptions: a dividend yield of 0.0%; stock price volatility of 55.2%; a five to six year SAR term for Ascent; and a risk-free rate of return of 5.9%. The use of this model is in accordance with SEC rules; however, the actual value of a SAR realized will be measured by the difference between the stock price and the exercise price on the date the SAR is exercised.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table sets forth information on (1) options exercised by the Named Executive Officers in 1997, and (2) the number and value of their unexercised options or SARs as of December 31, 1997.

      AGGREGATED OPTION EXERCISES IN 1997, AND 12/31/97 OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                     SHARES                   UNDERLYING UNEXERCISED           IN-THE-MONEY
                                   UNDERLYING                OPTIONS/SARS AT 12/31/97    OPTIONS/SARS AT 12/31/97
                                     OPTIONS      VALUE     --------------------------  --------------------------
                                    EXERCISED    REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
NAME                                   (#)         ($)          (#)           (#)           ($)           ($)
---------------------------------  -----------  ----------  -----------  -------------  -----------  -------------
ASCENT OPTIONS/SARS
Charles Lyons....................         -0-          -0-      74,375        223,125    $  46,596    $   139,788
Arthur M. Aaron..................         -0-          -0-      25,000         75,000       15,662         46,987
James A. Cronin, III.............         -0-          -0-      29,750        267,750       18,638        167,745
Robert Kavner....................         -0-          -0-       3,000          5,000          -0-            -0-
Ellen Robinson...................         -0-          -0-      12,500         37,500        7,831         23,493

COMSAT OPTIONS
Charles Lyons....................     138,232   $  791,455      99,216         34,106    $ 157,786    $   283,178
Arthur M. Aaron..................       2,170       12,734         -0-            930          -0-          7,721

ON COMMAND OPTIONS
Robert Kavner....................         -0-          -0-     260,391        781,171          -0-            -0-

OPTION CANCELLATION AND GRANT OF SARS AS A REPRICING

    The option cancellation and grant of replacement SARs required in connection with the Distribution meets the definition of a "repricing" pursuant to the rules and regulations of the SEC. Therefore, in compliance with such rules and regulations, the following table sets forth information with respect to such "repricing":

                                                                     TEN YEAR OPTION/SAR REPRICINGS
                                          -------------------------------------------------------------------------------------
                                                                                                                  LENGTH OF
                                                        SHARES      MARKET PRICE     EXERCISE                  ORIGINAL OPTION
                                                      UNDERLYING     OF STOCK AT   PRICE AT TIME      NEW       TERM REMAINING
                                                     OPTIONS/SARS      TIME OF     OF REPRICING    EXERCISE       AT DATE OF
NAME                                        DATE     REPRICED (#)   REPRICING ($)       ($)        PRICE ($)      REPRICING
----------------------------------------  ---------  -------------  -------------  -------------  -----------  ----------------
ASCENT OPTIONS/SARS
Charles Lyons...........................    6/27/97      297,500      $    8.25      $   15.00     $    9.53       8.5 years
Arthur M. Aaron.........................    6/27/97      100,000           8.25          15.00          9.53       8.5 years
James A. Cronin, III....................    6/27/97      297,500           8.25          18.25          9.53       9.0 years
Ellen Robinson..........................    6/27/97       50,000           8.25          18.25          9.53       9.0 years

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

    In connection with the Distribution, on June 27, 1997, the Company amended and restated Messrs. Lyons and Cronin's employment agreements and entered into an employment agreement with Mr. Aaron.

    Under his amended and restated employment agreement: (i) Mr. Lyons' base salary is $500,000 per year, subject to increases at the discretion of the Ascent Board of Directors; (ii) Mr. Lyons is eligible for an annual bonus based on performance measures determined by Ascent's Compensation Committee with a target bonus equal to 70% of his base salary; (iii) the term of the agreement was extended to a five year term expiring June 27, 2002; (iv) Mr. Lyons will continue as chairman of the Company for the term of the agreement; and (v) the provisions regarding severance and change-of-control were revised to reflect Ascent's status as a fully publicly traded company after the Distribution, as described further below. Mr. Cronin's five year amended and restated employment agreement is on substantially the same terms as Mr. Lyons', other than (iv) above and except that Mr. Cronin's initial yearly cash compensation is $400,000 and his annual target bonus is 75% of his base salary. Mr. Lyons' and Mr. Cronin's agreements also each set forth the terms of their respective grant of SARs with respect to 297,500 shares of Ascent's common stock on June 27, 1997, as described elsewhere in this Proxy Statement.

    Mr. Aaron's employment agreement is for a five year term and provides for annual compensation of $175,000 and, if certain performance goals of the Company are met, a target bonus of 35% of annual compensation.

    The employment agreements for each of Messrs. Lyons, Cronin and Aaron (each an "executive") contain provisions related to change-of-control and severance. If an executive is terminated without "cause" (as defined in the agreements) or upon certain events defined in the agreements which have the effect of a constructive termination (including a "Change of Control Event") then: (i) there shall be no forfeiture of any rights or interests related to fringe benefits granted under the agreement, including, without limitation, the SARs and any other stock-based incentives, all of which will fully vest, to the extent not previously vested, immediately upon such termination becoming effective and final; (ii) the executive shall receive current base salary, fringe benefits and the annual bonus outlined in the agreement for the longer of (a) the remainder of the employment period under the agreement or (b) three years following the date of such termination, with respect to Messrs. Lyons and Cronin, and one year following the date of such termination with respect to Mr. Aaron, with no obligation to seek other employment and no offset to the amounts paid by the Company if other employment is obtained; and (iii) all other benefits provided pursuant to the agreement shall be received by the executive. Additionally, in the case of Messrs. Lyons and Cronin, if Mr. Lyons' or Mr. Cronin's employment with the Company is not renewed at the end of his respective term of employment, he will be retained as a consultant to the Company for 18 months with full pay and benefits.

    For purposes of the employment agreements, a "Change of Control Event" shall mean and include either the occurrence of any of the following with respect to Ascent, or any of the following becoming highly likely to occur, in the determination of the Board: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting

Securities"); provided, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from or by the Company, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (3) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of clause
(iii) below; or (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to June 27, 1997, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

    Additionally, each of the employment agreements referenced above provides that the Company will indemnify and hold the executive harmless from and against any liabilities, costs and expenses that the executive may incur as a result of the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Excise Tax"), to the end that the executive shall be placed in the same tax position with respect to all payments under such executive's employment agreement and all other payments to the executive in the nature of compensation as the executive would have been in if the Excise Tax had never been enacted. Payments to this end ("Gross-Up Payments") will be made to the executive at such time or times as necessary, but in no event later than December 31 of the year in which the executive receives a payment from the Company under the employment agreement or in the nature of compensation. Any refunds from any taxing authority paid to the executive (which shall include (i) a reduction in the executive's tax liability attributable to a previous payment of a Gross-Up Payment or Excise Tax or (ii) an offset of a refund against other taxes or liabilities due) shall be paid over to the Company by the executive.

    The Company and Ms. Robinson entered into an employment agreement on June 3, 1996, that expires on June 3, 1999. Pursuant to the agreement, Ms. Robinson's salary for 1997 is $250,000, subject to increases at the discretion of Ascent's Board of Directors. Ms. Robinson is also eligible for an annual bonus based on performance measures determined by Ascent's Compensation Committee with a target bonus equal to 30% of Ms. Robinson's base salary. In connection with the employment agreement Ms. Robinson received options to purchase 50,000 shares of Ascent common stock, which options were converted to SARs on the date of the Distribution (as described in "Option Cancellation and Grant of SARs as Repricing" on pg. 12).

    If Ms. Robinson's employment is terminated without "cause" (as defined in her employment agreement), or if Ms. Robinson elects to terminate her employment as a result of certain events defined in the agreement which have the effect of a constructive termination, Ms. Robinson will be entitled, for the remainder of the term of the agreement as if the agreement had not been terminated, to receive: (i) her then current base salary; (ii) an annual bonus equal to 30% of her then current base salary; and (iii) all other benefits provided for pursuant to the agreement; provided that if Ms. Robinson becomes employed during such period, any compensation from such employment will offset up to 50% of the amounts owed by Ascent pursuant to the agreement.

    On September 11, 1996, On Command and Mr. Kavner entered into an employment agreement that expires on September 11, 2000. Pursuant to the agreement, Mr. Kavner's base salary will be $500,000 per year, subject to increases at the discretion of the board of directors of On Command. Mr. Kavner will also be eligible for annual bonuses based on performance measures determined by the Compensation Committee of the board of directors of On Command with a target bonus equal to 70% of Mr. Kavner's base salary for achieving 100% of the target level for the performance measures. In addition, Mr. Kavner has been granted options to purchase 1,041,562 shares of On Command common stock, exercisable at the following per share prices: (i) 80% of such options shall be exercisable at a per-share price equal to $15.33, and (ii) 20% of such options shall be exercisable at a per-share price equal to $16.40. The options will vest 25% on September 11, 1997, an additional 25% on September 11, 1998 and the remaining 50% on September 11, 1999. The options will expire at the earlier of (i) three months after the date upon which Mr. Kavner is terminated for "cause" (as defined in Mr. Kavner's employment agreement); (ii) one year after Mr. Kavner's employment agreement is terminated as a result of Mr. Kavner's death or (iii) on September 11, 2006. In February 1998, Mr. Kavner offered and On Command accepted the forfeiture by Mr. Kavner of his right to purchase 203,500 shares of OCC common stock granted pursuant to his employment agreement.

    In addition, the employment agreement for Mr. Kavner provides that upon a "Change of Control Event" (as defined in such agreement), Mr. Kavner will be entitled to elect to terminate his employment with On Command and, for the longer of (a) the remainder of the term of Mr. Kavner's employment agreement as if such agreement had not been terminated and (b) one year following the date of such termination (such period being the "Duration Period"), receive: (i) his then current base salary; (ii) an annual bonus equal to 70% of his then current base salary for each year during the Duration Period; and (iii) all other benefits provided pursuant to such employment agreement. A "Change of Control Event" is defined in the employment agreement as an affirmative determination, either jointly by Mr. Kavner and the On Command board of directors or pursuant to an arbitration which Mr. Kavner has the right to invoke, that any "change of control" of On Command (defined as an event as a result of which (i) a single person or entity other than Ascent or its affiliates owns 50% or more of the voting stock of On Command or (ii) a single person or entity other than COMSAT or its affiliates owns directly or indirectly 50% or more of the voting stock of Ascent) or prospective change of control would be reasonably likely to have a materially detrimental effect on either the day-to-day circumstances of Mr. Kavner's employment, or the compensation payable to Mr. Kavner, under his employment agreement.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    Paul Gould, a director of the Company, is a Managing Director and Executive Vice President of Allen & Company Incorporated, an investment banking firm that has performed financial advisory services for the Company since 1995, including serving as the managing underwriter for the Company's initial public offering in 1995 and advising the Company with respect to the acquisition of SpectraVision in 1996.

    As previously discussed, on June 27, 1997, COMSAT completed the Distribution of its holdings of Ascent Common Stock as a tax-free dividend to its shareholders. The Distribution was intended, among other things, to afford Ascent more flexibility in obtaining debt financing to meet its growing needs. The Distribution Agreement between Ascent and COMSAT terminated an agreement between Ascent and COMSAT which imposed restrictions on Ascent to ensure compliance with certain capital structure and debt financing restrictions imposed on COMSAT by the Federal Communications Commission. In addition, pursuant to the Distribution Agreement, certain restrictions have been put into place to protect the tax-free status of the Distribution. Among the restrictions, Ascent is not allowed to issue, sell, purchase or otherwise acquire stock or instruments which afford a person the right to acquire the stock of Ascent until July 1998. Finally, as a result of the Distribution, Ascent is no longer part of COMSAT's consolidated tax group and accordingly, Ascent may be unable to recognize certain tax benefits and will not receive cash payments from COMSAT resulting from Ascent's anticipated operating losses during 1998 and thereafter.

                      COMPARATIVE STOCK PRICE PERFORMANCE

SHAREHOLDER RETURN PERFORMANCE GRAPH

ASCENT ENTERTAINMENT GROUP, INC. PERFORMANCE

    The following graph and chart compare the cumulative total stockholder return on the Company's common stock, including the reinvestment of dividends, with the return on the Nasdaq Stock Market Index (US) and the Standard & Poor's Entertainment Stock Index. On December 18, 1995, the Company's common stock began publicly trading. The performance graph sets forth the return on $100 invested in Ascent Entertainment Group, Inc. common stock and the two stock indices from December 18, 1995, to December 31, 1997.

                 COMPARISON OF CUMULATIVE TOTAL RETURN(A) AMONG
       ASCENT ENTERTAINMENT GROUP, INC., THE NASDAQ STOCK MARKET INDEX(B)
                        AND THE S&P ENTERTAINMENT INDEX

                                                    18-DEC-95      31-DEC-95      31-DEC-96      31-DEC-97
                                                  -------------  -------------  -------------  -------------
Ascent Entertainment Group, Inc.                          100            104            107             69
Nasdaq Stock Market Index (US)                            100            105            129            159
S&P Entertainment Index                                   100            102            103            151

    Assumes $100 invested on December 18, 1995, in the common stock of Ascent Entertainment Group, Inc., the Nasdaq Stock Market Index (US) and the S&P Entertainment Index.

    The stock price performance shown in this graph is not necessarily indicative of future stock price performance.

Notes:

(a) Total return assumes the reinvestment of dividends.

(b) The Nasdaq Stock Market Index is used as the broad equity index instead of the S&P 500 Index which was used last year. The market capitalization of companies in the Nasdaq Stock Market Index is considered more comparable to Ascent Entertainment, Inc. than that of the companies that comprise the S&P 500 Index. If the S&P 500 Index was used, the cumulative total return would be 102 as of 12/31/95, 125 as of 12/31/96, and 167 as of 12/31/97.

             ITEM 2. APPROVAL OF 1997 NON-EMPLOYEE DIRECTORS STOCK
                            APPRECIATION RIGHTS PLAN

    In June 1997, in connection with the COMSAT Distribution, the Company's 1995 Non-employee Directors Stock Plan was canceled. The Company does not pay its current directors any cash compensation and under the terms of the COMSAT Distribution Agreement the Company is currently prohibited from granting stock options. Therefore, to assist the Company in attracting and retaining directors of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company, effective as of June 27, 1997, the Board adopted the 1997 Non-employee Directors Stock Appreciation Rights Plan (the "Directors Plan"), subject to the approval of stockholders at this meeting.

    Under the Directors Plan, effective June 27, 1997, directors who were not employees of the Company or its subsidiaries were granted stock appreciation rights ("SARs") with respect to 100,000 shares of Ascent Common Stock. These SARs will vest 25% on the first anniversary of grant, and 25% and 50%, respectively, on the second and third anniversaries. The Directors Plan provides for automatic grants of SARs covering up to 700,000 shares of Common Stock, subject to adjustment to reflect events such as stock dividends, stock splits, recapitalizations, mergers or reorganizations of or by the Company.

    The Directors Plan is administered by the Board of Directors of the Company and is intended to satisfy the requirements of Rule 16b-3 under the Exchange Act.

    The market value for a share of Ascent Common Stock as of March 3, 1998 is $10.78.

    The Directors Plan has the following additional features:

ELIGIBILITY AND GRANTS

    Each Independent Director is eligible to participate in the Directors Plan. An "Independent Director" is a director of the Company who is not an officer or employee of the Company or any of its subsidiaries.

    Contemporaneous with the Distribution, each of the four non-employee directors then serving and continuing to serve on the Board of Directors (Peter Barton, Paul Gould, Charles Lillis and Charles Neinas) was granted a SAR on a one-time basis with respect to 100,000 shares of Common Stock at an exercise price equal to $8.27, the closing price of the Common Stock on the Distribution Date (an "Initial Grant").

    Upon the election to the Board of any subsequent director, each such director will be granted a SAR on a one-time basis with respect to 100,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on such date (an "Automatic Grant").

ADMINISTRATION

    The Directors Plan is to be administered by the Board of Directors of the Company. The Board shall not exercise any discretion regarding to whom Automatic Grants or Initial Grants are made, when Automatic Grants or Initial Grants will be made, the number of SARs to be granted pursuant to an Automatic Grant or Initial Grant or the duration of an Automatic Grant or an Initial Grant.

VESTING

    SARs under the Directors Plan vest and are exercisable 25% one year from the date of grant; an additional 25% two years from the date of grant; and the final 50% three years from the date of grant.

DURATION OF THE DIRECTORS PLAN

    Unless sooner terminated by the Board, the Directors Plan will expire in June 2007. Such termination will not affect the validity of any SAR outstanding on the date of termination.

DURATION OF SARS

    Each SAR expires on the earlier of: (i) twelve months from the date of the holder's death; (ii) twelve months from the date of the holder's termination of directorship by reason of a permanent and total disability; (iii) three months from the date of the holder's termination of directorship for any reason other than (i) or (ii) above, unless the holder dies within such three month period;
(iv) twelve months from the date of a Change of Control Event of the Company (as defined on page 13 hereof); and (v) ten years from the date of grant.

PAYMENT UPON EXERCISE

    The SARs are payable only in cash.

TRANSFER

    SARs under the Directors Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution. During the lifetime of the director, only he or she may exercise a SAR (or any portion thereof) granted to him or her under the Directors Plan. After the death of the director, any exercisable portion of a SAR may, prior to the time when such portion expires under the Directors Plan be exercised by his or her personal representative or by any person empowered to do so under the deceased director's will or under the then applicable laws of descent and distribution.

AMENDMENT

    The Directors Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board, no action of the Board may, except in the event of a corporate transaction that in the Board's discretion affects the Common Stock so that an adjustment to the number of SARs granted or the exercise price is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Directors Plan, increase the 700,000 share limit on the maximum number of shares related to SARs which may be issued under the Directors Plan, and no action of the Board may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Notwithstanding the foregoing, except as permitted by the applicable exemptive conditions of Rule 16b-3, the provisions of the Directors Plan relating to grant of SARs to directors, including the amount, price and timing thereof, shall not be amended more than once in any six-month period other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the respective rules thereunder. No amendment, suspension or termination of the Directors Plan shall, without the consent of the SAR holders, alter or impair any rights or obligations under any SARs theretofore granted, unless the award itself otherwise expressly so provides. Pursuant to the terms of the Directors Plan, at the discretion of the Board and without stockholder approval, the SARs may be converted to options upon the same terms as the SARs after June 27, 1998.

EFFECT OF FEDERAL INCOME TAXATION

    There is no taxable income to a director at the time a SAR is granted; however, the receipt of cash through the exercise of SARs granted under the Directors Plan will result in ordinary income to the director exercising in an amount by which the fair market value of the shares represented by the exercised SARs exceeds the exercise price. Upon exercise the Company will generally be entitled to a deduction in an identical amount.

    The foregoing summary of the Directors Plan does not purport to be complete and is qualified in its entirety by reference to the Directors Plan. The full text of the Directors Plan is available to any stockholder who desires a copy, upon written request to the Company, Attention: Corporate Secretary, 1200 Seventeenth Street, Suite 2800, Denver, Colorado 80202.

    THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1997 NON-EMPLOYEE DIRECTORS STOCK APPRECIATION RIGHTS PLAN.

    Proxies solicited by the management will be so voted unless stockholders specify a contrary choice in their proxies. For approval, the proposal requires the affirmative vote of a majority of the shares represented and entitled to vote at the meeting.

                                 OTHER MATTERS

    At April 3, 1998, the management of the Company knew of no other matters to be presented for action at the meeting. If any other matter is properly introduced, the persons named in the accompanying form of proxy will vote the shares represented by the proxies according to their judgment.

    The Company will bear all costs of the proxy solicitation. In addition to the solicitation by mail, the Company's directors, officers and employees, without additional compensation, may solicit proxies by telephone, personal contact or other means. The Company also has retained D.F. King to assist in the solicitation and distribution of proxies, at a cost of $5,500. The Company will reimburse brokers and other persons holding shares in their names, or in the names of nominees, for their expenses in forwarding proxy materials to the beneficial owners.

    Stockholders wishing to submit proposals for consideration at the 1999 Annual Meeting should submit them in writing to the Secretary, Ascent Entertainment Group, Inc., One Tabor Center, 1200 Seventeenth Street, Denver, Colorado 80202, to be received no later than December 31, 1998.

    This proxy statement is provided by direction of the Board of Directors.

    THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 WAS MAILED TO STOCKHOLDERS CONCURRENTLY WITH THIS PROXY STATEMENT.

                                          /S/ ARTHUR M. AARON

                                                     ARTHUR M. AARON
                                            VICE PRESIDENT, BUSINESS AND LEGAL
                                                         AFFAIRS
                                                      AND SECRETARY

April 3, 1998

-------------------------------------------------------------------------------

                       ASCENT ENTERTAINMENT GROUP, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, APRIL 27, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Charles Lyons and Charles Neinas, and each or either of them (with power of substitution) proxies for the undersigned to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of Ascent Entertainment Group, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on April 27, 1998, and at any reconvened session thereof, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     This proxy is continued on the reverse side. Please sign and return promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the Meeting and vote in person, this proxy will not be used.

                       (Continued and to be signed and dated on reverse side.)


                             ASCENT ENTERTAINMENT GROUP, INC.
                             P.O. BOX 11494
                             NEW YORK, N.Y.  10203-0494

-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
        ------
        ------

DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 1 AND 2.
1. Election of two Class I directors      FOR all nominees         WITHHOLD AUTHORITY to vote for      *EXCEPTIONS
                                          listed below    / /      all nominees listed below    / /                  / /

Nominees: Class I Directors: Charles Lyons and Peter Barton.
          (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE
          THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions
            ------------------------------------------------------------------------------------------------------------

2. Approval of 1997 Non-Employee Directors Stock Appreciation      In their discretion the proxies are authorized to vote
   Rights Plan.                                                    upon such other matters as may properly come before
                                                                   the meeting or any reconvened session thereof.

FOR  / /     AGAINST  / /     ABSTAIN  / /
                                                                             CHANGE OF ADDRESS AND
                                                                             OR COMMENTS MARK HERE   / /

                                                                       Please sign exactly as name or names appear on
                                                                       this proxy. If stock is held jointly, each
                                                                       holder should sign. If signing as attorney,
                                                                       trustee, executor, administrator, custodian,
                                                                       guardian or corporate officer, please give
                                                                       full title.

                                                                       Dated:                              , 1998
                                                                             ------------------------------

                                                                       ------------------------------------------
                                                                                      Signature
                                                                       ------------------------------------------
                                                                              Signature if held jointly

                                                                       VOTES MUST BE INDICATED (X) IN BLACK OR
                                                                       BLUE INK.   / /

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED POSTAGE PAID ENVELOPE.
------------------------------------------------------------------------------------------------------------------------